Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Annual Report of American Commerce Solutions, Inc. (the "Company") on Form 10-KSB for the year ended February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbaenes-Oxley Act of 2002, that to such officer’s knowledge: Section 13(a)

(1)               The Report fully complies with the requirements of Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934: and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert E. Maxwell	Chairman of the Board and Director	May 26,2004
Robert E. Maxwell

/s/ Daniel L. Hefner	Chief Executive Officer, President and Director	May 26,2004
Daniel L. Hefner

/s/ Frank D. Puissegur	Chief Financial Officer (Principal Financial Officer) and Director	May 26,2004
Frank D. Puissegur